Press Release                                                       Exhibit 99.2


CLIFTON SAVINGS BANCORP, INC. DECLARES QUARTERLY CASH DIVIDEND

CLIFTON, N.J.--Jan. 26, 2005--The Board of Directors of Clifton Savings Bancorp, Inc.,(NASDAQ: CSBK) the parent company of Clifton Savings Bank, S.L.A., today announced that the Company will pay a cash dividend of $.05 per share for the quarter ended December 31, 2004. The dividend will be payable on February 18, 2005 to shareholders of record on February 4, 2005.

The quarterly cash dividend of $0.05 is the fourth cash dividend paid by Clifton Savings Bancorp, Inc. since becoming a capital stock organization in March 2004.

Clifton Savings Bank, S.L.A. is a community-oriented financial institution which operates ten full-service banking offices in Bergen and Passaic Counties in New Jersey. Additional information on Clifton Savings Bancorp, Inc. and Clifton Savings Bank, S.L.A. can be found on the web site: www.cliftonsavings.com.
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CONTACT:
     Clifton Savings Bancorp, Inc.
     Bart D'Ambra, 973-473-2200